Jane A. Sample
Churchill Communications Corp.
Sample Mailgram
123 Main Street
Anywhere, NY 12345-1234



                         FLOW INTERNATIONAL CORPORATION

                                                              September 21, 1998

Dear Fellow Stockholder:

The Annual Meeting of Flow stockholders, adjourned to September 25, 1998, is only a few days away. Your Board of Directors has unanimously recommended that stockholders vote in favor of all proposals under consideration.

Since one of the matters under consideration, approval of the reincorporation proposal, requires the affirmative vote of two-thirds of all outstanding shares, YOUR VOTE IS EXTREMELY IMPORTANT. Since time is short, we have established a method which will enable you to vote by toll-free ProxyGram. Please follow the simple steps listed below.

If you have any questions or need assistance in the last-minute voting of your shares, please call Innisfree M&A Incorporated, who is assisting us in the solicitation of proxies, toll-free at 888-750-5834.

Very truly yours,

Ronald W. Tarrant
Chairman of the Board

      TOLL-FREE PROXYGRAM OPERATORS WHO ARE INDEPENDENT OF THE COMPANY ARE
                         AVAILABLE TO ASSIST YOU NOW!!!

                                  INSTRUCTIONS

1. Call toll-free 1-800-437-7699 between 8:00 a.m. and 12:00 midnight eastern time.

2. Tell the operator that you wish to send a collect ProxyGram to ID No. 8072, Flow International Corporation.

3.   State your name, address and telephone number.

4. State the bank or broker at which your shares are held and your control number as shown below:

                   Name:              [NA.1]
                   Broker:            [Broker]
                   Control number:    [ControlNum]
                   Number of shares:  [NumShares]

                       SOLICITED BY THE BOARD OF DIRECTORS
                         FLOW INTERNATIONAL CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS

                                 August 26, 1998

     The undersigned hereby appoints Ronald W. Tarrant and John S. Leness, or either of them, with power of substitution, proxies for the undersigned and authorizes them to represent and vote, as designated, all of the shares of stock of the Company which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at the Washington Athletic Club, 1325 Sixth Avenue, Seattle, Washington 98111, on August 26, 1998, and at any adjournment of such meeting, for the following purposes and with discretionary authority as to any other matters that may properly come before the meeting, all in accordance with and as described in the Notice and accompanying Proxy Statement.

     If this Proxy is executed by you without indicating a choice regarding the nominees for director or without indicating a choice regarding Proposal 2, it will be deemed to grant authority to vote FOR the nominees for director and FOR Proposal 2.

Proposal 1 - Election of Directors

The Board of Directors recommends a vote FOR the nominees for Director

Election of three Directors:

( )  Vote FOR the nominees listed       ( )  WITHHOLD AUTHORITY
     below (except as indicated to           to vote for the
     the contrary below)                     nominees listed below

                         NOMINEES For Three-Year Terms:

                                 Ron D. Barbaro
                                Arlen I. Prentice
                               J. Michael Ribaudo

INSTRUCTIONS: To withhold authority to vote for any individual nominee, give that nominee's name to the operator.

Proposal 2 - Approval of a change in the Company's state of
             incorporation from Delaware to Washington

The Board of Directors recommends a vote FOR the Amendment

( )  Vote FOR         ( )  Vote AGAINST      ( )  ABSTAIN
     Proposal 2            Proposal 2             from voting on
                                                  Proposal 2

                         FLOW INTERNATIONAL CORPORATION

     THIS PROXY IS SOLICITED BY MANAGEMENT. A majority of said proxies, including any substitutes, or if only one of them be present then that one, may exercise all powers granted hereunder at said meeting or any adjournment thereof. This proxy revokes any proxy to vote such shares at such meeting or any adjournment thereof heretofore given by the undersigned to anyone other than those named above.

     Signature must be that of him/herself. If shares are held jointly, each shareholder named should sign. If the signer is a corporation, please sign the full corporate name by duly authorized officer. If the signer is a partnership, please sign partnership name by authorized person Executors, administrators, trustees, guardians, attorneys-in-fact, etc. should so indicate when signing.